Exhibit 24.1

                                POWER OF ATTORNEY

         We, the undersigned officers and directors of EAGLE CAPITAL INTERNATIONAL, LTD. do hereby constitute and appoint ANTHONY D'AMATO our true and lawful attorney and agent to do any and all acts and things and to execute any and all instruments which said attorney and agent may deem necessary and advisable to enable said corporation to comply with the Securities Act of 1933, as amended, and any rules, regulations and requirements of the Securities and Exchange Commission, in connection with this Registration Statement or any registration statement for the same offering that is effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, as amended, including, specifically, but without limitation, power and authority to sign for us or any of us and all amendments hereto; and we do hereby ratify and confirm all that the said attorney and agent shall do or cause to be done by virtue hereof.

         In accordance with the requirements of the Securities Act of 1933, as amended, this Registration Statement on Form SB-2 has been signed herein below by the following persons in the capacities and on the dates indicated.

Signature                               Title
---------                               -----

/s/ Anthony D'Amato                     Chairman of the Board of Directors and
---------------------------             Chief Executive Officer
Anthony D'Amato


/s/ Donald Pollock                      Treasurer and Director
---------------------------
Donald Pollock


/s/ Andros Savvides                     Director
---------------------------
Andros Savvides



/s/ Ralph Thompson                      Director
---------------------------
Ralph Thompson